                                                                   EXHIBIT 10.81

                        BULK SERVICING PURCHASE AGREEMENT




                                 by and between


                     THE CITY NATIONAL BANK OF WEST VIRGINIA
                                   (Purchaser)


                                       and


                            MEGO MORTGAGE CORPORATION
                                    (Seller)













                            Dated as of June 26, 1998

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               -----

ARTICLE I DEFINITIONS.............................................................................................1

         1.1. "Administrative Fee Mortgage".......................................................................1
         1.2. "Advances"..........................................................................................1
         1.3. "Agency"............................................................................................2
         1.4. "Ancillary Income"..................................................................................2
         1.5. "Business Day"......................................................................................2
         1.6. "Closing Date"......................................................................................2
         1.7. "Collateral"........................................................................................2
         1.8. "Current In Bankruptcy Mortgage"....................................................................2
         1.9. "Deposit"...........................................................................................2
         1.10. "FHA"..............................................................................................2
         1.11 "FNMA"..............................................................................................2
         1.12. "Final Mortgage Documentation".....................................................................2
         1.13. "HUD"..............................................................................................3
         1.14. "In Bankruptcy"....................................................................................3
         1.15. "In Foreclosure"...................................................................................3
         1.16. "In Litigation"....................................................................................3
         1.17. "Interim Period"...................................................................................3
         1.18. "Investor".........................................................................................3
         1.19. "Legal Title"......................................................................................3
         1.20 "Master Servicer"...................................................................................3
         1.21. "Mortgage".........................................................................................4
         1.22. "Mortgage File"....................................................................................4
         1.23. "Prior Servicer"...................................................................................4
         1.24. "Purchase Price"...................................................................................4
         1.25. "Purchaser"........................................................................................4
         1.26. "Related Accounts".................................................................................4
         1.27. "Sale Agreement"...................................................................................4
         1.28. "Seller"...........................................................................................4
         1.29. "Servicing"........................................................................................4
         1.30. "Servicing Agreement"..............................................................................5
         1.31. "Title I"..........................................................................................5
         1.32. "Transfer Date"....................................................................................5

ARTICLE II SALE AND TRANSFER OF SERVICING.........................................................................5


         2.1. Items to be Sold....................................................................................5
         2.2. Closing Date........................................................................................5

         2.3. Transfer Date.......................................................................................6
         2.4. Actions Required Prior to the Transfer Date.........................................................6
         2.5. Examination of Mortgage Documents...................................................................7
         2.6. Undertaking by Purchaser............................................................................7
         2.7. Preparation and Modification of Exhibits............................................................8

ARTICLE III CONSIDERATION.........................................................................................9

         3.1. Purchase Price......................................................................................9
         3.2. Payment............................................................................................10
         3.3. Advances...........................................................................................11
         3.4. Other Costs........................................................................................11

ARTICLE IV GENERAL REPRESENTATIONS AND WARRANTIES OF SELLER......................................................11

         4.1. Due Incorporation and Good Standing................................................................12
         4.2. Authority and Capacity.............................................................................12
         4.3. Effective Agreement................................................................................12
         4.4. Statements Made; Notification of Breach............................................................12

ARTICLE V REPRESENTATIONS AND WARRANTIES OF SELLER AS TO
         SERVICING & MORTGAGES...................................................................................13

         5.1. Compliance with Law and Other Requirements.........................................................13
         5.2. Filing of Reports..................................................................................13
         5.3. Related Accounts...................................................................................14
         5.4. Escrow Analysis....................................................................................14
         5.5. Compliance with Insurance Contracts................................................................14
         5.6. Title Insurance....................................................................................14
         5.7. Errors and Omissions Insurance.....................................................................15
         5.8. Sole Servicer......................................................................................15
         5.9. Authorizations.....................................................................................15
         5.10. Capital...........................................................................................15
         5.11. Title to the Servicing Rights and Escrow Accounts.................................................15
         5.12. Mortgage Documents................................................................................16
         5.13. Validity of Mortgages.............................................................................16
         5.14. Physical Damage; Condemnation.....................................................................16
         5.15. No Uninsured Mortgages............................................................................16
         5.16. Application of Funds..............................................................................17
         5.17. Custodial Accounts................................................................................17
         5.18. Payoff Statements.................................................................................17
         5.19. Mortgage Files....................................................................................17
         5.20. Tax Identification Numbers........................................................................17
         5.21. Litigation........................................................................................18
         5.22. Mortgage Disbursement.............................................................................18

         5.23. No Forgiven Payment...............................................................................18
         5.24. Unpaid Principal Balances.........................................................................18
         5.25. Payment of Taxes, Insurance Premiums, etc.........................................................18
         5.26. Effective Insurance...............................................................................19
         5.27. Flood Insurance; Certifications...................................................................19
         5.28. Other Insurance...................................................................................19
         5.29. Real Property Tax Identifications and Descriptions................................................19
         5.30. Compliance with Contractual Obligations...........................................................20
         5.31. No Accrued Liabilities............................................................................20
         5.32. Foreclosure.......................................................................................20
         5.33. Servicing Agreements..............................................................................20
         5.34. Investor and Master Servicer Approvals............................................................20
         5.35. Non-Recourse Loans................................................................................20
         5.36. Agency and Investor Requirements..................................................................21

ARTICLE VI REPRESENTATIONS AND WARRANTIES OF PURCHASER...........................................................21

         6.1. Due Incorporation and Good Standing................................................................21
         6.2. Authority and Capacity.............................................................................21
         6.3. Effective Agreement................................................................................22
         6.4. Good Standing......................................................................................22

ARTICLE VII COVENANTS............................................................................................22

         7.1. Notice to Mortgagors...............................................................................22
         7.2. Notice to Taxing Authorities and Insurance Companies...............................................23
         7.3. Delivery of Servicing Records......................................................................23
         7.4. Delivery of Mortgage Documents.....................................................................23
         7.5. Escrow/Impound Balances; Unearned Fees.............................................................23
         7.6. Remittances and Investor Reports After Transfer Date...............................................23
         7.7. Mortgage Payments Received After Transfer Date.....................................................24
         7.8. Misapplied Payments................................................................................24
         7.9. Books and Records..................................................................................24
         7.10. Compliance with Regulations.......................................................................24
         7.11. Related Accounts..................................................................................25
         7.12. Servicing Transfer Guidelines.....................................................................25
         7.13. Documents After Transfer Date.....................................................................25
         7.14. FEMA Notices......................................................................................25
         7.15. Short-Year Escrow Statements......................................................................25
         7.16. Solicitation by Seller............................................................................25
         7.17 Solicitation by the Purchaser; Payoff Information..................................................26

ARTICLE VIII CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER....................................................26

         8.1. Delivery of Servicing Data and Records.............................................................26

         8.2. Correctness of Representations and Warranties......................................................27
         8.3. Compliance with Conditions.........................................................................27
         8.4. Preferred Stock Purchase Agreement.................................................................27
         8.5. Review of Mortgage Files...........................................................................27
         8.6. Servicing Agreements...............................................................................28
         8.7. Documentation of Transfer..........................................................................28

ARTICLE IX CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER.........................................................28

         9.1. Correctness of Representations and Warranties......................................................28
         9.2. Compliance with Conditions.........................................................................28
         9.3. Documentation of Transfer..........................................................................28
         9.4. Preferred Stock Purchase Agreement.................................................................28
         9.5 Payment of Deposit by Purchaser.....................................................................29

ARTICLE X MISCELLANEOUS..........................................................................................29

         10.1. Costs and Expenses................................................................................29
         10.2. Indemnification by Seller.........................................................................29
         10.3. Indemnification by Purchaser......................................................................30
         10.4. Failure to Deliver Documents......................................................................31
         10.5. Repurchase of Servicing...........................................................................31
         10.6. Supplementary Information.........................................................................31
         10.7. Financial Statements..............................................................................32
         10.8. Confidentiality...................................................................................32
         10.9. Broker's Fees.....................................................................................32
         10.10. Survival of Representations and Warranties.......................................................32
         10.11. Form of Payment to be Made.......................................................................32
         10.12. Assignment.......................................................................................33
         10.13. Notices..........................................................................................33
         10.14. Waivers..........................................................................................33
         10.15. Entire Agreement; Amendment......................................................................34
         10.16. Binding Effect...................................................................................34
         10.17. Headings.........................................................................................34
         10.18. Applicable Laws..................................................................................34
         10.19. Incorporation of Exhibits........................................................................34
         10.20. Counterparts.....................................................................................34
         10.21. Further Assurances...............................................................................34



         Exhibit A         The Mortgages
         Exhibit B         Servicing Agreements
         Exhibit C         Advances
         Exhibit D         Servicing Fee Rates
         Exhibit E         Administrative Fee Mortgages

         Exhibit F         Recoveries from Casualty Insurance
         Exhibit G         Loans with Incorrect or Missing Tax Identification
         Exhibit H         Pending Litigation
         Exhibit I         Mortgages with Other Insurance
         Exhibit J         Investor Approvals
         Exhibit K         Schedule of Servicing Information
         Exhibit L         Required Loan Documentation

                        BULK SERVICING PURCHASE AGREEMENT

         This Bulk Servicing Purchase Agreement (the "Sale Agreement") is dated as of the 26th day of June, 1998, by and between THE CITY NATIONAL BANK OF WEST VIRGINIA, a national banking association (the "Purchaser") and MEGO MORTGAGE CORPORATION, a Delaware corporation (the "Seller").


                              W I T N E S S E T H:


         WHEREAS, Seller owns the right to service certain one-to-four family mortgage loans, including a limited number of unsecured loans, described in Exhibit A attached hereto (collectively the "Mortgages" or each a "Mortgage") having an aggregate outstanding principal balance as of the date hereof of $535,803,578.07. Each owner of a Mortgage is referred to herein as an "Investor";

         WHEREAS, the rights and responsibilities of Seller with respect to servicing the Mortgages under the servicing agreements identified in Exhibit B hereto, and the maintenance and servicing of the Related Accounts are sometimes hereinafter referred to as the "Servicing";

         WHEREAS, Purchaser desires to purchase and Seller desires to sell all right, title and interest in and to the Servicing in accordance with the terms and conditions of this Sale Agreement; and

         NOW, THEREFORE, in consideration of the mutual covenants made herein and for other good and valuable consideration the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

         1.1.     "Administrative Fee Mortgage".

                  A Mortgage that is three (3) or more scheduled payments past due, In Bankruptcy (and not a Current In Bankruptcy Mortgage), In Foreclosure or In Litigation.

         1.2.     "Advances".

                  With respect to any Mortgage, the amounts advanced but not recovered by Seller prior to the Transfer Date in connection with the performance of servicing functions (including, without limitation, advances in respect of principal, interest, taxes, insurance premiums, reasonable expenditures related to foreclosure proceedings, bankruptcy proceedings and other litigation, and expenses incurred in upkeep and making repairs to Collateral).

         1.3.     "Agency".

                  FHA or HUD.

         1.4.     "Ancillary Income".

                  With respect to each Mortgage, late fees, assumption fees, impound and escrow earnings, where permitted by law, and other fees and amounts (other than monthly servicing fees expressed as a specified number of basis points per annum) that the servicer is entitled to retain in accordance with the related Servicing Agreement.

         1.5.     "Business Day".

                  Any day other than (a) a Saturday or Sunday, or (b) a day on which banking institutions in the State of West Virginia or the State of Georgia are authorized or obligated by law or by executive order to be closed.

         1.6.     "Closing Date".

                  Close of business on June 29, 1998.

         1.7.     "Collateral".

                  The property securing a Mortgage.

         1.8.     "Current In Bankruptcy Mortgage".

                  A Mortgage that (a) is In Bankruptcy as of the Closing Date and (b) is current in accordance with the terms of the related Note on the Closing Date and on the Transfer Date.

         1.9.     "Deposit".

                  The amount described in Section 3.2(a) hereof.

         1.10.    "FHA".

                  The Federal Housing Administration.

         1.11     "FNMA".

                  Fannie Mae.

         1.12.    "Final Mortgage Documentation".

                  All documents and information described in Sections 2.4, 7.1 through 7.4 and 8.1 hereof.

         1.13.    "HUD".

                  The United States Department of Housing and Urban Development.

         1.14.    "In Bankruptcy".

                  With respect to any Mortgage, a voluntary or involuntary petition under Title 11 of the United States Code, or a proceeding under similar laws for the relief of debtors, that has been filed by or against a mortgagor, guarantor or other person or entity who presently holds title to the Collateral. The status In Bankruptcy shall continue with respect to a Mortgage until the Collateral is released from the jurisdiction of the bankruptcy or other court in which the matter is pending, regardless of whether the proceeding has been dismissed or otherwise concluded.

         1.15.    "In Foreclosure".

                  With respect to any Mortgage, action (including, without limitation, referral to legal counsel for institution of an appropriate proceeding) has been initiated, or should have been initiated pursuant to applicable Master Servicer, Investor, Agency or insurer requirements or guidelines or the applicable Servicing Agreement, to acquire title to the Collateral in a foreclosure sale or pursuant to any comparable procedure permitted under applicable law.

         1.16.    "In Litigation".

                  With respect to any Mortgage, a pending action before a court or an administrative or regulatory agency or an arbitration or other dispute resolution proceeding (not including an action, petition or proceeding that would cause the Mortgage to be In Foreclosure or In Bankruptcy) that may materially and adversely affect the Mortgage.

         1.17.    "Interim Period".

                  With respect to each Mortgage, the period of time beginning on the Closing Date and ending on the Business Day immediately preceding the Transfer Date.

         1.18.    "Investor".

                  As defined in the recitals hereof. With respect to any Mortgage that is securitized, the "Investor" shall be deemed to be FNMA or the related trustee or trustees or the related owner or owners, as applicable.

         1.19.    "Legal Title".

                  All indicia of legal ownership of the Servicing and any Related Accounts and all other legal rights, obligations and duties with respect to the Servicing and any Related Accounts.

         1.20     "Master Servicer".

                  As defined in the applicable Servicing Agreements.

         1.21.    "Mortgage".

                  As defined in the recitals hereof.

         1.22.    "Mortgage File".

                  With respect to any Mortgage, the individual loan file or files and/or microfilm duplicate thereof or computer data file containing the original or copy of the note and related mortgage or deed of trust, together with all mortgage papers and documents, evidence of payment of taxes and insurance premiums, tax receipts, if any, and insurance policies, insurance premium receipts, if any, water stock certificates, ledger sheets, payment records, insurance claim files and correspondence, collection files and correspondence, historical computerized data files and other papers and records reasonably required to document and service such Mortgage in accordance with applicable Master Servicer, Investor or Agency guidelines. Such documents may be provided on microfilm.

         1.23.    "Prior Servicer".

                  Each servicer who serviced any Mortgage prior to Seller.

         1.24.    "Purchase Price".

                  As defined in Section 3.1 hereof.

         1.25.    "Purchaser".

                  As defined in the first paragraph of this Sale Agreement.

         1.26.    "Related Accounts".

                  Any accounts maintained by Seller relating to the Servicing to be transferred to Purchaser pursuant to the terms of this Sale Agreement including (i) mortgage escrow/impound accounts, if any, and (ii) the account or accounts containing amounts collected by Seller constituting the payment of principal and interest with respect to the Mortgages.

         1.27.    "Sale Agreement".

                  As defined in the first paragraph of this agreement.

         1.28.    "Seller".

                  As defined in the first paragraph of this Sale Agreement.

         1.29.    "Servicing".

                  With respect to each Mortgage, all rights and duties of the servicer, as set forth in the related Servicing Agreement, including but not limited to, the rights to collect and receive all amounts payable with respect to the related Mortgage and to receive and retain all servicing fees and Ancillary Income that may be retained in accordance with the related Servicing Agreement.

         1.30.    "Servicing Agreement".

                  With respect to each Mortgage, any agreement setting forth the terms and conditions for the servicing of such Mortgage on behalf of the related Investor or Master Servicer, including but not limited to, an applicable pooling and servicing agreement, servicing agreement or Investor seller/servicer guide, as amended, pursuant to which Seller is currently servicing the Mortgages, and any related purchase agreement or other agreement with the related Investor or Master Servicer. If no such agreement sets forth the terms and conditions for the servicing of a Mortgage, then with respect to that Mortgage, the term "Servicing Agreement" shall be deemed to be prudent mortgage banking practices for servicing mortgages of a similar size and type.

         1.31.    "Title I".

                  Title I of the National Housing Act of 1934, as amended, and the related rules and regulations promulgated thereunder.

         1.32.    "Transfer Date".

                  The date set forth in Section 2.4.


                                   ARTICLE II

                         SALE AND TRANSFER OF SERVICING

         2.1.     Items to be Sold.

                  Subject to and upon the terms and conditions of this Sale Agreement, Seller shall, as hereinafter provided, sell, transfer, assign and deliver to Purchaser all right, title and interest in and to (a) the Servicing of the Mortgages, (b) any Related Accounts and (c) Seller's rights to all servicing compensation and Ancillary Income due the servicer of the Mortgages on and after the Transfer Date. Except as otherwise noted herein, Seller shall cease all servicing responsibilities related to the Mortgages, and the right of Seller to any portion of the servicing fees and Ancillary Income collected with respect to the Mortgages shall terminate, on the last Business Day preceding the Transfer Date.

         2.2.     Closing Date.

         (a) On the Closing Date, Purchaser shall pay the Deposit, as defined in Section 3.2(a), to Seller. For the period between the Closing Date and the Transfer Date (the
                  "Interim Period"), Seller shall continue to service the Mortgages and shall retain the right to receive all servicing fees and Ancillary Income related to Servicing of the Mortgages.

         (b) During the Interim Period, Seller shall pay, perform and discharge all liabilities and obligations relating to ownership of the Servicing and all the rights, obligations and duties with respect to any Related Accounts until the transfer of such items on the Transfer Date. During such period, Seller agrees to service the Mortgages at all times in accordance with (i) any applicable Master Servicer, Investor or Agency requirements, (ii) all applicable statutes, federal and state regulations and contractual provisions of applicable Servicing Agreements and Mortgage insurers, and (iii) all prudent mortgage banking practices. Unless otherwise mutually agreed upon by Purchaser and Seller, Seller's right to service each Mortgage and receive any servicing fees and Ancillary Income shall terminate on the last Business Day preceding the Transfer Date. Such servicing fees and Ancillary Income shall be apportioned pro rata for partial months during the Interim Period.

         2.3.     Transfer Date.

                  The Transfer Date shall be July 31, 1998. On the Transfer Date, (i) Purchaser or its designee shall assume all servicing responsibilities with respect to the Mortgages and any Related Accounts, (ii) Seller shall assign to Purchaser, and Purchaser shall assume, the right to receive all servicing fees and Ancillary Income with respect to the servicing of Mortgages and all obligations under the Servicing Agreements, and (iii) Legal Title to the Servicing (including mortgagee of record status, if applicable) and any Related Accounts shall be transferred to Purchaser or its designee.

         2.4.     Actions Required Prior to the Transfer Date.

                  The following actions shall be taken with respect to the Mortgages for which the Servicing is being sold to Purchaser. On or prior to the Transfer Date (except that Seller shall have fifteen days after the Transfer Date to prepare and send to the appropriate recorder's office for recording, with a certified copy to Purchaser, assignments where required) Seller shall, with respect to the Mortgages, at Seller's sole cost and expense:

         (a) Assign to Purchaser, by appropriate endorsements and individual assignments, all of Seller's right, title and interest in and to the Servicing Agreements (except Seller's right to any Excess Spread or Excess Yield, as those terms are defined in the Servicing Agreements with First National Bank of Boston, Greenwich Capital Markets, Inc. and Atlantic Bank), notes and mortgages (or deeds of trust) related to the Servicing to the extent required by any applicable Master Servicer, Investor and Agency requirements and applicable Servicing Agreements. Seller shall prepare and record the assignments, if any, required to reflect changes in mortgagee of record status (if necessary), including intervening assignments if not previously prepared and recorded. Seller shall also prepare assignments of Mortgages from Purchaser to the appropriate Investors, if required by applicable Investor requirements or Servicing Agreements, and provide such assignments and copies of executed assignments required by the first two sentences of this subparagraph, if any, (with a certification that each assignment has been submitted for recording) to Purchaser. Additionally, Seller shall deliver such other appropriately executed and authenticated instruments of sale, assignment, transfer and conveyance to Purchaser, including limited powers of attorney, as Purchaser or its counsel may reasonably request in order to accomplish the transfer to Purchaser of all of Seller's rights related to the Servicing (for example, Seller's rights with respect to foreclosures, bankruptcies, payoffs and insurance/guarantee claims, but excluding Title I insurance claims). Such instruments provided by Seller shall be reasonably satisfactory in form to Purchaser and its counsel. Seller and Purchaser hereby acknowledge and agree that all such assignments and endorsements are made solely for the administrative convenience of Purchaser in its capacity as servicer of the Mortgages.

         (b) Deliver to Purchaser or Purchaser's document custodian all Mortgage documents in the possession of Seller for each Mortgage for which documents are required by the related Servicing Agreement or Master Servicer or Investor requirements to be held by a custodian or the servicer of the related Investor's loan. Such documents and any other documents relating to each Mortgage in the possession of any document custodian pursuant to the related Servicing Agreement shall include all documents required by applicable regulations and contractual provisions and shall contain true and correct copies of such documents as Purchaser may require to transfer title of the Collateral in the event of foreclosure.

         2.5.     Examination of Mortgage Documents.

                  Purchaser shall during the period prior to the Transfer Date have reasonable access during business hours to Seller's books, records and accounts with respect to the Mortgages and any Related Accounts to be transferred on the Transfer Date. Purchaser shall use its reasonable best efforts not to disrupt Seller's normal business in exercising the foregoing right.

         2.6.     Undertaking by Purchaser.

         (a) Purchaser covenants and agrees, upon acceptance of the assignment of the Servicing and any Related Accounts with respect to the Mortgages, to cause the same to be serviced in accordance with the terms and conditions of the applicable Servicing Agreements or Master Servicer, Investor or Agency requirements and all Federal, state or local laws, regulations or rules, and to the extent not in conflict with the foregoing, consistent with the procedures and standards by which Purchaser services loans held for Purchasers' own account and the accounts of its affiliates and consistent with mortgage loan servicing standards exercised by prudent mortgage lending institutions that service mortgage loans of the same amount and type as the Mortgages.

         (b) Prior to the Closing Date, Purchaser shall provide to Seller a copy of Purchaser's servicing guidelines setting forth the procedures and standards by which Purchaser services mortgages held for Purchaser's own account. Purchaser acknowledges that Seller has entered into this Sale Agreement in reliance upon the Purchaser's independent status, the adequacy of its servicing facilities, plan, personnel, records and procedures, its integrity, reputation and financial standing.

         (c) On and after the Transfer Date, Purchaser shall provide to Seller copies of all monthly reports required to be filed under any Servicing Agreement or otherwise, including, but not limited to, reports to any Master Servicer, Investor, Agency, insurer or governmental agencies having jurisdiction over the Servicing. Purchaser shall provide such copies to Seller at the time such reports are filed.

         (d) Purchaser shall not be responsible for the servicing acts and omissions of Seller or any Prior Servicer that occur, or for any servicing obligations or liabilities of Seller or any Prior Servicer that arise, prior to the Transfer Date. Seller shall not be responsible for the servicing acts and omissions of Purchaser or any future servicer that occur, or for any servicing obligations or liabilities of Purchaser or future servicers that arise, on or after the Transfer Date.

         2.7.     Preparation and Modification of Exhibits.

                  Exhibits to this Sale Agreement shall be prepared and modified as follows:

         (a) Exhibit A, in the form attached hereto on the Closing Date, has been prepared by Seller and is intended to include information as it is known at the end of business on June 24, 1998. Seller shall prepare and deliver to Purchaser not later than August 4, 1998, (i) revisions of Exhibit A that includes information as it exists at the end of July 1998 and (ii) Exhibits B through L.

         (b) It is understood and agreed by the parties that the Exhibits provided by Seller pursuant to Section 2.7(a) hereof may not accurately reflect in every respect the information attributed to such Exhibits in this Sale Agreement. The parties agree that each such Exhibit will be reviewed in light of the requirements hereof and, if necessary, revised from time to time following the Closing Date so that on the Transfer Date each such Exhibit will accurately reflect the information attributed to it herein. Each reference herein to such an Exhibit will be deemed to be a reference to that Exhibit as it may have been revised through the Transfer Date. (For example, the purpose of Exhibit A, as qualified by Exhibit B, shall always be to list the mortgages for which Servicing is transferred hereunder on the Closing Date, but the version of Exhibit A that will be ultimately controlling for purposes of the transactions contemplated by this Sale Agreement shall be the version in effect on the Transfer Date.) If the information reflected in a modification of an Exhibit requires an adjustment of the Purchase Price or aggregate Administrative Fee, the adjustment shall be made as provided in Section 3.1.

                                  ARTICLE III

                                  CONSIDERATION

         3.1.     Purchase Price.

                  In full consideration for the sale of the Servicing as specified in Article II hereof, and upon the terms and conditions of this Sale Agreement, Purchaser shall pay to Seller the purchase price (the "Purchase Price") as follows:

         (a) Ninety percent (90%) of the book value of the Servicing and other rights purchased hereunder as set forth on the books of the Seller on the Transfer Date, determined in accordance with GAAP and consistent with the valuation methodology used to calculate such book value in the Company's financial statements included in the Offering Memorandum, as defined in the Preferred Stock Purchase Agreement dated June 9, 1998 (the "Offering Memorandum"), by and between Seller and Purchaser, less the amount of any Advances and any Title I insurance premiums not collected from the borrower under any Mortgage.

         (b) It is understood and agreed that if, within 120 days of the Transfer Date, the principal balance of any Mortgage used in computing the Purchase Price shall be found to be incorrectly computed, the book value of the Servicing and other rights purchased hereunder shall be promptly and appropriately adjusted and the Purchase Price recalculated on the basis of such adjusted book value.

         (c) It is understood and agreed that if, within 120 days of the Transfer Date, the servicing fee rate specified in Exhibit D hereto shall be found to be incorrectly stated as to any Mortgage, or if any other error in the computation of the Purchase Price is discovered, the Purchase Price shall be promptly and appropriately adjusted.

         (d) The amount of any adjustment to the Purchase Price shall be remitted to the party in whose favor the adjustment is to be made by the other party within ten (10) calendar days after the remitting party determines or is given notice of the determination that there was an error in the Purchase Price. The parties shall cooperate following the Transfer Date in making such determinations with respect to the Mortgages.

         (e) At Seller's option, Purchaser shall accept transfer of servicing for Mortgages designated by Seller that were, as of the Closing Date, or became during the Interim Period, Administrative Fee Mortgages. Seller shall exercise this option, if at all, by giving Purchaser at least thirty (30) days' notice before the Transfer Date and identifying the Administrative Fee Mortgages that it will transfer to Purchaser on the Transfer Date. Seller will pay Purchaser an administrative fee (the "Administrative Fee") for each Administrative Fee Mortgage, if any, that Seller transfers to Purchaser. The Administrative Fee shall be $750 for each

                  Administrative Fee Mortgage. Upon payment of the Administrative Fee, and notwithstanding any representation or warranty set forth herein, Seller shall have no further liability with respect to any Administrative Fee Mortgage for any servicing expense incurred by Purchaser on or after the Transfer Date that is attributable to acts or omissions of the related borrower. Mortgages determined to be Administrative Fee Mortgages are listed on Exhibit E hereto.

         3.2.     Payment.

                  The Purchase Price shall be paid as follows:

         (a) On the Closing Date, Purchaser will pay to the Seller a Deposit equal to twenty-five percent (25%) of the Purchase Price, as estimated as of the Closing Date.

         (b) Purchaser shall pay to Seller, on the later of (i) the fifth Business Day following the Transfer Date or (ii) the date when substantially all Mortgage Files and custodial files have been received by Purchaser, an amount equal to the difference between (A) seventy-five percent (75%) of the Purchase Price, calculated as of the Transfer Date and (B) the amount paid by the Purchaser to the Seller pursuant to paragraph (a) of this
                  Section 3.2.

         (c) Purchaser will pay Seller the balance of the Purchase Price (the "Balance"), adjusted in accordance with Section 3.1 hereof, as follows:

                           (i) On the last Business Day of each calendar month following the Transfer Date, Purchaser will pay to Seller an amount determined by multiplying the Balance by a fraction the numerator of which is the aggregate unpaid principal balance at the Transfer Date of the Mortgages transferred to the Purchaser for which Final Mortgage Documentation has been received and the denominator of which is the aggregate unpaid principal balance at the Transfer Date of the Mortgages transferred to the Purchaser.

                           (ii) Notwithstanding clause (i), Purchaser shall pay
                  Seller the final ten percent (10%) of the Purchase Price only after Purchaser has received Final Mortgage Documentation for all the Mortgages.

         (d) Seller will pay Purchaser on the Transfer Date the aggregate Administrative Fee determined as described in Section 3.1(e) hereof.

         (e) If Purchaser defaults on the payment of the Purchase Price (and the conditions precedent in Article VIII have been performed in full), (i) Seller shall refund to Purchaser an amount equal to (A) that portion of the Purchase Price previously received by Seller, less (B) ten percent (10%) of the Purchase Price, and (ii) Purchaser, at its expense, shall promptly return to Seller all Mortgage documentation and other documentation that it has received from Seller in connection with the transactions contemplated by this Sale Agreement.

         (f) If Seller defaults on its obligations hereunder (or the conditions precedent in Article VIII hereof have not been performed in full), (i) Seller shall, within five (5) Business Days after receipt of Purchaser's demand, pay to Purchaser (A) the portion of the Purchase Price previously received by Seller, plus (B) an additional amount equal to ten percent (10%) of the Purchase Price, and (ii) Purchaser, at Seller's expense, shall promptly return to Seller all Mortgage documentation and other documentation that it has received from Seller in connection with the transactions contemplated by this Sale Agreement. The provisions of this Section 3.2(f) shall be in addition to and not in limitation of the rights and remedies available to the parties at law or equity or otherwise provided to them herein upon a breach of this Sale Agreement.

         3.3.     Advances.

                  With respect to each Mortgage, Purchaser shall reimburse Seller for the Advances set forth on Exhibit C to the extent that the Purchaser recovers such reimbursement from amounts received with respect to such Mortgage. Purchaser shall transfer any such reimbursement to Seller within five (5) Business Days of Purchaser's receipt of the reimbursement.

         3.4.     Other Costs.

         (a) Seller shall be responsible, at its sole cost and expense, to take such actions as are necessary to obtain any and all approvals or consents required to be delivered by Seller to the Purchaser pursuant to this Agreement.

         (b) Seller shall comply, at its sole cost and expense, with Purchaser's reasonable requirements pertaining to the processing and shipping of loan files, insurance files, tax records, collection records, and any other documents that are reasonably necessary to service the Mortgages.

         (c) Seller shall be responsible, at its sole cost and expense, to take such actions as are necessary to deliver all Mortgage documents to Purchaser or Purchaser's designated document custodian as required by Section 2.4(b).

         (d) Seller shall bear the risk of loss of or to the Mortgage documents until the Mortgage documents are unloaded and accepted by Purchaser or Purchaser's designated custodian at Purchaser's receiving facility or at the receiving facility of Purchaser's designated custodian.


                                   ARTICLE IV

                GENERAL REPRESENTATIONS AND WARRANTIES OF SELLER

         As an inducement to Purchaser to enter into this Sale Agreement, Seller represents and warrants as follows (it being acknowledged that each such representation and warranty relates to material matters upon which Purchaser relied, and it being understood that each such representation and warranty is made to the Purchaser as of the Closing Date and Transfer Date except as otherwise specifically stated):

         4.1.     Due Incorporation and Good Standing.

                  Seller is a corporation duly organized and validly existing under the laws of the State of Delaware. Seller and each Prior Servicer or sub-servicer were qualified or licensed to transact business in each jurisdiction in which its activities with respect to the Mortgages or the Servicing require it to be qualified or licensed.

         4.2.     Authority and Capacity.

                  Seller has all requisite power, authority and capacity to enter into this Sale Agreement and to perform the obligations required of it hereunder. The execution and delivery of this Sale Agreement and the consummation of the transactions contemplated hereby have each been duly and validly authorized by all necessary corporate action. This Sale Agreement constitutes the valid and legally binding agreement of Seller enforceable in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, or other laws relating to or affecting the enforcement of creditors' rights or the collection of debtors' obligations in general or by general equitable principles. No offset, counterclaim or defense exists to Seller's full performance of this Sale Agreement, except as may result from the Mortgages In Litigation, as set forth on Exhibit H.

         4.3.     Effective Agreement.

                  The execution, delivery and performance of this Sale Agreement by Seller, its compliance with the terms hereof and the consummation of the transactions contemplated hereby (assuming the receipt of various consents required pursuant to this Agreement) will not violate, conflict with, result in a breach of, constitute a default under, be prohibited by or require any additional approval under the articles of incorporation, bylaws, or any instrument or agreement to which Seller is a party or by which it is bound or which affects the Servicing, or any state or federal law, rule or regulation or any judicial or administrative decree, order, ruling or regulation applicable to it or to the Servicing.

         4.4.     Statements Made; Notification of Breach.

                  No representation, warranty or statement made by Seller in this Sale Agreement or in any Exhibit hereto, written statement or certificate furnished by Seller to Purchaser in connection with the transactions contemplated hereby, including specifically the servicing fee rate applicable to the Mortgages and the method of calculating such rate as set forth in Exhibit D hereto and the Mortgage balances as set forth in Exhibit A hereto, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact materially necessary to make the statements contained herein or therein not misleading. Seller shall promptly notify Purchaser in writing upon its discovery or receipt of notice (which may come from Purchaser or any other person or entity) that Seller has breached any of its covenants, representations or warranties made herein.


                                    ARTICLE V

           REPRESENTATIONS AND WARRANTIES OF SELLER AS TO SERVICING &
                                    MORTGAGES

         As further inducement to Purchaser to enter into this Sale Agreement, Seller represents and warrants to Purchaser, with respect to the Servicing, each Mortgage and each Related Account, as set forth in Sections 5.1 through 5.38 hereof.

         5.1.     Compliance with Law and Other Requirements.

                  Prior to the Transfer Date, neither Seller nor any Prior Servicer or originator has violated in any material respect any applicable law, regulation, ordinance, order, injunction or decree, or any other requirement of any governmental body, court, Master Servicer, Investor, Agency or insurer or any provision of any Servicing Agreement in connection with the origination or servicing of the Mortgages, the violation of which would have a material adverse effect on the Servicing or any of the Mortgages. Without limitation of the foregoing, Seller, any prior Servicer or originator and any other party originally named as payee under the promissory notes with respect to the Mortgages have complied in all material respects, and Seller will continue to so comply through the Transfer Date, with every applicable federal, state or local law, statute and ordinance, and any rule, regulation or order issued thereunder, pertaining to the subject matter of this Sale Agreement. Each party originally named as payee under a promissory note and as mortgagee under the mortgage (or deed of trust) with respect to a Mortgage was lender-approved by the related Investor at all relevant times and was qualified to do business in the state in which the applicable property is located as well as the states in which such note or mortgage was executed if qualification was required of such party under the law of the applicable state.

         5.2.     Filing of Reports.

                  Up to and including the Transfer Date, Seller, all Prior Servicers and/or subservicers and any originator of any Mortgage, have filed or will file all reports required under any Servicing Agreement, Master Servicer, Investor or Agency requirements or otherwise, including, but not limited to, reports to any Master Servicer, Investor, Agency, insurer and governmental agencies having jurisdiction over the Servicing. Seller warrants that all reports required to be made by the Internal Revenue Code of 1986, as amended, have been filed. Seller shall provide to the mortgagors a year-end statement and IRS Forms 1098, 1099 and 1041, as applicable, for the period ended on the last Business Day preceding the Transfer Date. Seller shall provide to Purchaser electronic or hard copies of any such year-end statements that have been produced on any loan within seven (7) business days of Purchaser's request for such statement.

         5.3.     Related Accounts.

                  The Related Accounts are being maintained in accordance with applicable law, the terms of the Servicing Agreements related to the Servicing and the Mortgage documents and, where applicable, in accordance with the requirements of any applicable Master Servicer, Investor, Agency, insurers and other governmental agencies having jurisdiction. The Related Accounts have been maintained using the Aggregate Accounting Methodology. Except for payments that are past due under the terms of the Mortgage documents, all escrow balances, if any, required by the Mortgage documents and paid to Seller for the account of the mortgagors are on deposit in the appropriate escrow accounts. The Seller warrants that it is not currently and has not been required to pay any interest on any escrow/impound account.

         5.4.     Escrow Analysis.

                  The escrow portions of the Related Accounts, if any, have been analyzed in accordance with RESPA guidelines. Seller has (i) analyzed the payments for escrow deposits required to be deposited into the Related Accounts, and (ii) with respect to any deficiency discovered at the time of such analysis in the amount of the payments required to be made in respect thereof, adjusted the amount of such payments so that, assuming all required payments are timely made, such deficiency will be eliminated. Seller has refunded all overages in accordance with HUD Regulation 4330.1. A hard copy of the latest annual escrow analysis will be in each individual mortgage loan file prior to transfer.

         5.5.     Compliance with Insurance Contracts.

                  Seller, all Prior Servicers and any originator of any Mortgage have complied with all obligations under all applicable insurance contracts, including the private mortgage insurance contracts, which might adversely affect any of the Servicing. Seller, all Prior Servicers and any originator of any Mortgage have not taken any action or failed to take any action which might cause the cancellation of or otherwise affect any of the private mortgage insurance contracts relating to the Mortgages.

         5.6.     Title Insurance.

                  If required by any appropriate Master Servicer, Agency, Investor or Servicing Agreement, an acceptable title policy, title report or abstract of title has been issued for each Mortgage, insuring (in the case of any title insurance policies) that the Mortgage, security deed or deed of trust relating thereto is a valid lien on the property therein described, which has not been modified except as permitted by such Agency, Investor, Master Servicer or Servicing Agreement. Each such title policy or abstract of title extends coverage to successors and assigns as additional named insureds of said policy running to the benefit of the Seller, its successors or assigns. Each such title report may be relied upon and enforced by the Seller, its successors or assigns.

         5.7.     Errors and Omissions Insurance.

                  Seller has in full force and effect an errors and omissions policy with respect to its servicing operations and a Financial Institutions Fidelity Blanket Bond in an amount sufficient to comply with applicable Agency guidelines.

         5.8.     Sole Servicer.

                  Seller is the sole servicer of each of the Mortgages, except for (i) those Mortgages for which Preferred Equities Corporation performs certain servicing activities as a delegated agent of Seller and (ii) those Mortgages serviced by Norwest as Master Servicer. Seller has used and shall continue to use its best efforts to have Preferred Equities Corporation cooperate in the performance of Seller's obligations under this Sale Agreement. Seller represents and warrants that on and after the Transfer Date, neither Seller nor Purchaser has any obligation to continue to engage Preferred Equities Corporation to perform any servicing activities with respect to the Mortgages.

         5.9.     Authorizations.

                  No authorizations, approval or consent of or declaration of filing including, but not limited to, any filing required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 as amended, with any Federal State or local governmental authority or regulatory body, is necessary or required of the Seller in connection with the execution and delivery of this Agreement or the performance by the Seller, except approvals required by an appropriate Master Servicer, Investor or Agency, if any, for the transfer of the Servicing.

         5.10.    Capital.

                  As of the Transfer Date, the Seller's capital level is in full compliance with applicable provisions of the Servicing Agreements and any applicable Master Servicer, Agency or Investor requirements.

         5.11.    Title to the Servicing Rights and Escrow Accounts.

                  Seller is the lawful owner of the Servicing, is custodian of any Related Accounts and has the sole right and authority to transfer the Servicing as contemplated hereby, subject to any required Master Servicer, Investor or Agency approvals, and is aware of no adverse claims to or encumbrances on the Servicing or Related Accounts. The transfer, assignment and delivery of the Servicing and of the Related Accounts in accordance with the terms and conditions of this Agreement shall vest in Purchaser all rights as servicer free and clear of any and all claims, charges, defenses, offsets, and encumbrances of any kind or nature whatsoever, including, but not limited to, those of Seller or Prior Servicers. The Servicing is not hypothecated, assigned or pledged as collateral for any obligations of Seller.

         5.12.    Mortgage Documents.

                  The Mortgage documents are genuine, legally valid, binding and enforceable obligations of the mortgagor and have been duly executed by a mortgagor of legal capacity, and all insertions in any Mortgage document were correct when made. The Mortgage documents upon origination were in compliance with applicable law, any applicable provisions of the Servicing Agreements, and any Master Servicer, Investor, Agency and insurer requirements and are complete in all material respects with regard to origination and servicing activity. Seller has no knowledge of any mortgagor defense to payment with respect to any Mortgage, other than the Mortgages In Litigation set forth on Exhibit H.

         5.13.    Validity of Mortgages.

                  To the best of Seller's knowledge, no facts exist which would impair the validity of the Mortgages, any other loan document or the Collateral. Except as permitted by the Servicing Agreements and any applicable Master Servicer, Investor or Agency requirements, the terms of each Mortgage have not been modified, no party thereto has been released in whole or in part, and no part of the mortgaged property has been released. The full original principal amount of the Mortgage has been advanced to the mortgagor or paid to third parties on its behalf in accordance with the Servicing Agreements and any applicable Master Servicer, Agency or Investor guidelines, regulations and requirements.

         5.14.    Physical Damage; Condemnation.

                  To the best of Seller's knowledge, there exists no (i) physical damage to the Collateral securing the Mortgages from fire, flood, windstorm, earthquake, tornado, hurricane, mudslide or any other similar casualty, or (ii) notice of condemnation with respect to a mortgaged property, which physical damage or condemnation would cause any Mortgage to become delinquent or adversely affect the value or marketability of any Mortgage, Servicing or the Collateral securing such Mortgage. If timely repair is presently being undertaken with casualty insurance proceeds or an insurance claim is being processed with the insurance company, no breach of this warranty shall occur as long as there will be no diminution in the value of the Collateral from the value it had prior to the casualty loss.

         5.15.    No Uninsured Mortgages.

                  To the best of Seller's knowledge, there are no uninsured casualty losses or casualty losses where coinsurance has been or Seller has reason to believe will be, claimed by the insurance company, or where the loss, exclusive of contents, is greater than the net recovery from the hazard insurance as identified under Exhibit F. No casualty insurance proceeds have been used to reduce Mortgage Loan balances or for any other purposes except to make repairs to the mortgage premises or as otherwise allowed by applicable Servicing Agreements and any applicable Master Servicer, Investor or Agency requirements, regulations and guidelines. Except as otherwise noted in the related Mortgage File, all damages with respect to which casualty insurance proceeds have been received by or through Seller have been properly repaired or are in the process of such repair with such proceeds in accordance with applicable Servicing

Agreements and any applicable Master Servicer, Agency or Investor requirements, regulations and guidelines.

         5.16.    Application of Funds.

                  Seller represents and warrants that it has not advanced or otherwise recorded a payment not actually received with respect to any Mortgage. Except as noted in the related Mortgage File, all monies received with respect to each Mortgage have been properly accounted for and applied in accordance with the related Mortgage documents, including all remittances required to have been made to Investors. Seller shall be responsible for resolving any disputes regarding the application of funds prior to the Transfer Date, including, but not limited to, such a dispute between Seller and The First National Bank of Boston.

         5.17.    Custodial Accounts.

                  Custodial accounts have been established and continuously maintained in accordance with each Servicing Agreement, any applicable Agency requirements, and other applicable laws and regulations, and all payments which have been received in connection with each Mortgage have been duly and regularly deposited to the custodial accounts, and all disbursements therefrom have been made in accordance with said agreements, requirements, laws, and regulations.

         5.18.    Payoff Statements.

                  All payoff and assumption statements with respect to each Mortgage provided by Seller, its agent, or any Prior Servicers to mortgagors or their agents were complete and accurate.

         5.19.    Mortgage Files.

                  The Mortgage Files for each Mortgage will contain, upon transfer of the Servicing to Purchaser, all items required by applicable Servicing Agreements and any applicable Master Servicer, Investor or Agency requirements, or such items shall be supplied by Seller in accord with applicable Servicing Agreements and any Master Servicer, Investor or Agency requirements. Except as reflected in the related Mortgage File, no waiver, alteration or modification in any respect has been made by Seller of the terms and provisions of any Mortgage note or other document relating to the Mortgage, nor have such terms and provisions been subordinated, modified or released in whole or in part by Seller, except as plainly shown on the face of such documents and which change is acceptable to the related Investor.

         5.20.    Tax Identification Numbers.

                  The Seller hereby agrees to provide the certification of an authorized officer certifying that the Seller has complied with all Internal Revenue Service and U.S. Treasury Department requirements for due diligence in obtaining and maintaining tax identification numbers for each Mortgage. In addition to the foregoing, the Seller agrees to reimburse the Purchaser for any and all penalties incurred because of Internal Revenue Service or Treasury Department requirements for any missing tax identification numbers and forms which are incurred as a result of infractions which occurred prior to the Transfer Date. Seller shall provide to Purchaser, as Exhibit G to this Agreement, a list of each loan being transferred which has an incorrect or missing tax identification number.

         5.21.    Litigation.

                  There is no litigation or governmental investigation pending (other than the Mortgages In Litigation described in Exhibit H hereto and such servicer termination events as Seller has disclosed in the Offering Memorandum) or, to the knowledge of Seller, threatened, nor is there any order, injunction or decree outstanding against or relating to Seller, which could have a material adverse effect upon the Servicing or Mortgages, nor does Seller know of any material basis for any such litigation.

         5.22.    Mortgage Disbursement.

                  Each Mortgage was fully disbursed and made or consummated in accordance with applicable law and regulations, a violation of which would have a material adverse effect on the Servicing.

         5.23.    No Forgiven Payment.

                  No payment of principal or interest on any Mortgage has been forgiven, suspended or rescheduled except as disclosed, and no waiver, alteration or modification has been made to the terms or provisions of any Mortgage except as allowed by applicable Servicing Agreements and any applicable Master Servicer, Investor or Agency guidelines, regulations or requirements.

         5.24.    Unpaid Principal Balances.

                  The amount of the unpaid principal balance for each Mortgage is correct as set forth on Exhibit A as of the date Exhibit A was prepared, and there are no defenses, setoffs or counterclaims against such Mortgages, except the Mortgages In Litigation set forth on Exhibit H. All payments received by Seller with respect to any Mortgage have been remitted and properly accounted for in accordance with the terms of applicable Servicing Agreements and any applicable Master Servicer, Investor or Agency requirements.

         5.25.    Payment of Taxes, Insurance Premiums, etc.

                  If required by the related Servicing Agreement or Master Servicer, Agency or Investor requirements, Seller shall pay or cause to be paid, prior to the Transfer Date, all real estate, special assessments, water, sewer or like tax bills issued by the jurisdiction (including all interest, late payments and penalties in connection therewith) and relating to the property securing the Mortgage, where such a tax bill has been received that is due and owing without penalty to such taxing authority prior to or on the Transfer Date, and those due thirty (30) days after the Transfer Date provided a tax bill has been received prior to the Transfer Date. Seller shall provide to Purchaser a list of those loans on which tax bills are due but despite Seller's best efforts, it has been unable to obtain a bill to pay. Seller and any Prior Servicers have paid when due all flood insurance premiums, hazard insurance premiums, ground rents and mortgage insurance premiums. In the event Purchaser incurs any delinquent interest, late penalties and/or payments as a result of either incorrect parcel identification numbers or property addresses, Seller hereby indemnifies Purchaser for such penalties and shall reimburse Purchaser in full for such expenses up to and including the next billing period for each taxing entity.

         5.26.    Effective Insurance.

                  All required insurance policies have been issued by insurance companies rated, at the time the related Mortgage was closed, B+ or higher as determined by the then-current edition of Best's Key Rating Guide and remain in full force and effect. Seller has complied with all insurance contract obligations which, if not complied with, might have a material adverse effect on the Servicing. To the best of Seller's knowledge each building or other improvement located on the premises covered by each Mortgage is insured in the manner required under applicable mortgagee clauses against (i) loss or damage by fire and from such other insurable risks and against hazards as are set forth in the standard extended coverage form of endorsement, and (ii) such other hazards required by applicable Servicing Agreements, the related Master Servicer, Investor or Agency, if any. To the best of Seller's knowledge, all premiums for such insurance have been paid to date. Seller has no knowledge and has not received notice that any of the said buildings or other improvements have been affected in any substantial manner or suffered any material loss as a result of any fire, explosion, accident, strike, riot, war, Act of God or act of a public enemy.

         5.27.    Flood Insurance; Certifications.

                  To the best of Seller's knowledge, adequate flood hazard insurance is in full force and effect as required under applicable Servicing Agreements, laws, regulations or Master Servicer, Investor or Agency guidelines in an amount representing coverage not less than the least of (i) the outstanding principal balance, or (ii) the maximum amount of insurance which is available under the Act. Seller agrees to effect a blanket assignment of the "life-of-loan" flood monitoring contracts for all Mortgages, which flood certifications currently are or will be in all of Mortgage Files.

         5.28.    Other Insurance.

                  All Mortgages, if any, for which mortgage/credit life insurance, accidental death, disability, unemployment insurance, or any similar insurance is paid as part of the mortgagor's monthly payment shall be identified in Exhibit I.

         5.29.    Real Property Tax Identifications and Descriptions.

                  To the best of Seller's knowledge, all real property tax identifications and property descriptions contained in any Mortgage document are complete and legally sufficient.

         5.30.    Compliance with Contractual Obligations.

                  Seller and all Prior Servicers and originators have complied with all of their contractual obligations, including all Servicing Agreements and applicable Master Servicer, Investor and Agency requirements, that relate to the origination, underwriting or servicing of each Mortgage, the breach of which might materially adversely affect the Servicing, except that Seller has disclosed certain servicer termination events in the Offering Memorandum.

         5.31.    No Accrued Liabilities.

                  Except for such transfer and termination fees as may be imposed in connection with the sale contemplated hereby and which are to be paid by Seller, there are no accrued liabilities of Seller with respect to the Mortgages or the Servicing, and Seller does not know of any events that could result in any such accrued liabilities arising against Purchaser as successor to the Servicing. All distributions due any Investor from Seller have been made, and except for the dispute between Seller and The First National Bank of Boston (which Seller is entirely responsible for resolving), there are no claims by any Investor that Seller has defaulted in its obligations to any Investor regarding such payments.

         5.32.    Foreclosure.

                  The foreclosure proceedings initiated with respect to each Mortgage that is In Foreclosure at the Closing Date will have been properly conducted in accordance with all applicable law, Servicing Agreements and any related Master Servicer, Investor or Agency requirements, and to the best of Seller's knowledge, no extraordinary costs or expenses will be required to complete such foreclosure proceedings.

         5.33.    Servicing Agreements.

                  Each Servicing Agreement related to any Mortgage is in full force and effect. Purchaser acknowledges that Seller has disclosed certain servicer termination events in the Offering Memorandum. Seller has not received notice from any Master Servicer that the Servicing with respect to any Mortgage has been terminated or is proposed to be transferred to another servicer.

         5.34.    Investor and Master Servicer Approvals.

                  Seller has prepared all forms, documents and other information requested by each Investor and Master Servicer and has obtained each Investor and/or Master Servicer approval required by any applicable Servicing Agreements or Master Servicer, Investor or Agency requirements, for the transfer of the Servicing from Seller to Purchaser pursuant hereto. Such consents and approvals are attached hereto as Exhibit J.

         5.35.    Non-Recourse Loans.

                  If a Mortgage has been sold to an Agency or Investor, such Mortgage has been sold to the Agency or Investor with the notes endorsed on a "non-recourse" basis, other than for a breach of representations or warranties, i.e., such Agency or Investor may not demand repurchase because of mortgagor default and such Agency or Investor bears the economic risk of a Mortgage default, unless the default results from a breach of representations and warranties.

         5.36.    Agency and Investor Requirements.

                  Seller, all Prior Servicers or sub-servicers and any originator of any Mortgage have performed all obligations to be performed under applicable Agency and Investor requirements, if any, and no event has occurred and is continuing which, but for the passage of time or the giving of notice or both, would constitute an event of default thereunder. Seller and all Prior Servicers have serviced the Mortgages and have kept and maintained complete and accurate books and records in connection therewith, all in accordance with applicable Agency and Investor requirements, if any. Seller further specifically warrants that, as of both the Closing Date and the Transfer Date, no such Agency or Investor has required that Seller indemnify such Agency or Investor in whole or in part for any mortgage loans, except for breaches of representations and warranties, and further that there are no outstanding purchase or indemnification requests by such Agency or Investor, as of both the Closing Date and the Transfer Date.


                                   ARTICLE VI

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         As an inducement to Seller to enter into this Sale Agreement, Purchaser represents and warrants as follows (it being acknowledged that each such representation and warranty relates to material matters upon which Seller relied, and it being understood that each such representation and warranty is made to the Seller as of the Closing Date and the Transfer Date):

         6.1.     Due Incorporation and Good Standing.

                  Purchaser is a national banking association duly organized and validly existing under the laws of the United States of America. Purchaser is qualified or licensed to transact business in each jurisdiction in which its activities with respect to the Mortgages or the Servicing require it to be qualified or licensed.

         6.2.     Authority and Capacity.

                  Purchaser has all requisite power, authority and capacity to enter into this Sale Agreement and to perform the obligations required of it hereunder. The execution and delivery of this Sale Agreement and the consummation of the transactions contemplated hereby have each been duly and validly authorized by all necessary corporate action. This Sale Agreement constitutes the valid and legally binding agreement of Purchaser enforceable in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, or other laws relating to or affecting the enforcement of creditors' rights or the collection of debtors' obligations in general or by general equitable principles. No offset, counterclaim or defense exists to Purchaser's full performance of this Sale Agreement.

         6.3.     Effective Agreement.

                  The execution, delivery and performance of this Sale Agreement by Purchaser, its compliance with the terms hereof and the consummation of the transactions contemplated hereby will not violate, conflict with, result in a breach of, constitute a default under, be prohibited by or require any additional approval under the certificate of incorporation, bylaws, or any instrument or agreement to which Purchaser is a party or by which it is bound or which affects the Servicing, or any state or federal law, rule or regulation or any judicial or administrative decree, order, ruling or regulation applicable to it or to the Servicing.

         6.4.     Good Standing.

                  Purchaser is, and shall be at all times this Sale Agreement is in effect, in good standing with all appropriate regulatory authorities and agencies to the extent that such good standing is necessary to ensure that consummation of the transactions contemplated by this Sale Agreement is not materially and adversely affected.


                                   ARTICLE VII

                                    COVENANTS

         7.1.     Notice to Mortgagors.

         (a) Seller shall, in a manner that complies with all applicable laws, prepare and mail to the mortgagor of each Mortgage no later than fifteen (15) days prior to the Transfer Date a letter advising the mortgagor of the transfer of Servicing to Purchaser; provided, however, the content and format of the letter shall have the prior written approval of Purchaser, which shall not be unreasonably withheld. A copy of said notice shall be placed in each Mortgage File prior to the Transfer Date or Purchaser will accept by electronic means a facsimile of each letter. If such a copy or facsimile is not available, Seller can provide Purchaser with a certification stating that all the letters were mailed in a timely manner using all RESPA guidelines. Attached to the certification will be a list of all mortgagors who received the letter.

         (b) Purchaser shall mail to the mortgagor of each Mortgage a letter meeting applicable legal requirements advising the Mortgagor of the Transfer of Servicing to the Purchaser no later than fifteen (15) days after the Transfer Date; provided, however, the content and format of the letter shall have prior approval of Seller, which shall not be unreasonably withheld.

         (c) Purchaser and Seller will consult to coordinate the mailing of each letter in a timely manner. Seller and Purchaser shall divide the costs associated with preparing and mailing the notices required pursuant to this Section 7.2.

                  7.2.     Notice to Taxing Authorities and Insurance Companies.

                  If required by the terms of a Mortgage, no later than fifteen
(15) days prior to the Transfer Date, Seller shall, at Seller's expense, transmit to the applicable taxing authorities or tax service company and insurance companies and/or agents, notification of the assignment of the Servicing for such Mortgage and instructions to deliver all notices, tax bills and insurance statements, as the case may be, to Purchaser from and after the Transfer Date. Seller will provide Purchaser with copies of those notifications either by electronic means, on microfiche or hard copy, unless otherwise agreed to by the parties.

         7.3.     Delivery of Servicing Records.

                  Seller shall forward to Purchaser no later than five (5) Business Days following the Transfer Date all servicing records in the possession of Seller relating to each Mortgage, including the information enumerated in Exhibit K.

         7.4.     Delivery of Mortgage Documents.

                  Seller shall provide Purchaser no later than five (5) Business Days following the Transfer Date the loan documentation described in Exhibit L for the Mortgages.

         7.5.     Escrow/Impound Balances; Unearned Fees.

                  Seller shall provide Purchaser within five (5) Business Days after the Transfer Date with immediately available funds in the amount of:

         (a) Any escrow, suspense balances and other servicing account balances associated with the Mortgages net of the collectible receivables. Seller shall provide Purchaser with an accounting statement of any such escrow and suspense balances and loss draft balances sufficient to enable Purchaser to reconcile the amount of such payment with the accounts of the Mortgages; and

         (b) All collected but unearned assumption or service fees as of the Transfer Date.

         7.6.     Remittances and Investor Reports After Transfer Date.

                  As applicable, Seller shall be responsible for making appropriate remittances and filing reports, as required by each Servicing Agreement and any applicable Master Servicer, Investor or Agency requirements, covering servicing activity through July 31, 1998.

         7.7.     Mortgage Payments Received After Transfer Date.

                  The amount of any Mortgage payments received by Seller on or after the Transfer Date shall be forwarded to Purchaser in the form received with any necessary endorsements by overnight mail within one (1) Business Day of the date of receipt, for a period of sixty (60) days after the Transfer Date, and thereafter by first class mail within one (1) Business Day of the date of receipt. Seller will forward with such payments sufficient information to permit processing of the payment by Purchaser.

         7.8.     Misapplied Payments.

                  Misapplied payments shall be processed as follows:

         (a) Both parties shall cooperate in correcting misapplication errors.

         (b) The party receiving notice of a misapplied payment occurring prior to the Transfer Date and discovered on or after the Transfer Date shall immediately notify the other party.

         (c) If a misapplied payment that occurred prior to the Transfer Date cannot be identified by either party and the misapplied payment has resulted in a shortage in a Mortgage account, Seller shall be liable for the amount of such shortage. Seller shall reimburse Purchaser for the amount of such shortage within thirty (30) days after receipt of written demand therefor from Purchaser.

         (d) If a misapplied payment has created an improper Purchase Price as the result of an inaccurate outstanding principal balance, a check shall be issued to the party shorted by the improper payment application within ten (10) Business Days after notice thereof by the other party.

         (e) Any check issued under the provisions of this Section 7.8 shall be accompanied by a statement indicating the purpose of the check, the mortgagor and property address involved, and the corresponding Seller and/or Purchaser account number.

         7.9.     Books and Records.

                  On the Transfer Date, the books, records and accounts of Seller with respect to the Mortgages shall be in accordance with all applicable Master Servicer, Investor and Agency requirements.

         7.10.    Compliance with Regulations.

                  On and after the Transfer Date, Purchaser shall comply with all applicable laws and regulations with respect to, and which might affect, any of the Mortgages or the Servicing.

         7.11.    Related Accounts.

                  On and after the Transfer Date, the Related Accounts shall be maintained in accordance with applicable law and the terms of the Mortgages and, where applicable, in accordance with the regulations of the governmental agencies having jurisdiction with respect thereto.

         7.12.    Servicing Transfer Guidelines.

                  Seller and Purchaser each agrees to use its reasonable best efforts to implement the Servicing transfer contemplated herein in accordance with this Sale Agreement, any applicable Servicing Agreement, applicable Master Servicer, Investor or Agency requirements and all applicable federal and state legislative or regulatory requirements.

         7.13.    Documents After Transfer Date.

                  Seller agrees to forward to Purchaser, on and after the Transfer Date, any notice, tax bill, cancellation notice or other documentation (identified with Purchaser loan number) involving any Mortgage by personal or second day delivery for the first sixty (60) days following the Transfer Date and thereafter, mailed by regular mail.

         7.14.    FEMA Notices.

                  If required by the related Servicing Agreement, Master Servicer, Agency or Investor requirements, or any other rule, regulation or statute, Seller agrees to provide to the Federal Emergency Management Agency and HUD at Seller's expense any required notice of the transfer of Servicing hereunder.

         7.15.    Short-Year Escrow Statements.

                  As applicable, and at Seller's expense, Seller shall be obligated to provide to the mortgagor or mortgagors an escrow statement for each Mortgage covering the portion of the calendar year through the last Business Day preceding the Transfer Date.

         7.16.    Solicitation by Seller.

         (a) On or after the Closing Date, Seller will not intentionally or directly solicit, and Seller shall exercise reasonable efforts to prevent any of its affiliates or related parties from intentionally or directly soliciting by means of direct mail, by telephone or a personal solicitation, a refinance of any Mortgage or solicitation of related mortgage products, nor will it directly or indirectly assist or be employed by or participate with any other party in soliciting a refinance of a Mortgage or otherwise solicit a mortgagor for optional insurance or related mortgage products for the life of such Mortgage. Seller will not be liable under this provision should the mortgagor, correspondent or Prior Servicer solicit the refinance, provided that the correspondent or Prior Servicer is not a subsidiary, affiliate or related party of Purchaser.

         (b) On or after the Closing Date, Seller shall not directly solicit in connection with any Mortgage for the sale of any financial product, including but not limited to mortgage-related optional insurance, hazard insurance, flood insurance and deposit accounts of all types.

         (c) This Section 7.16 shall not be interpreted to prohibit advertising of any sort intended for the general public, or any response thereto.

         (d) If permissible, Purchaser shall promptly notify Seller of any requests for payoff information Purchaser receives pertaining to the Mortgage Loans and provide such information as is necessary from Seller to solicit for the sale of any financial product offered by Seller.

         7.17     Solicitation by the Purchaser; Payoff Information.

         (a) On or after the Closing Date, Purchaser will not intentionally or directly solicit, and Purchaser shall exercise reasonable efforts to prevent any of its affiliates or related parties from intentionally or directly soliciting by means of direct mail, by telephone or a personal solicitation, a refinance of any Mortgage, nor will it directly or indirectly assist or be employed by or participate with any other party in soliciting a refinance of a Mortgage. Purchaser will not be liable under this provision should the mortgagor, correspondent or Prior Servicer solicit the refinance, provided that the correspondent or Prior Servicer is not a subsidiary or affiliate of Purchaser.

         (b) This Section 7.17 shall not be interpreted to prohibit advertising of any sort intended for the general public, or to any response thereto.

         (c) As permitted by any applicable Servicing Agreement, Master Servicer, Investor or Agency requirements, or Federal, state or local statutes and regulations, Purchaser shall promptly notify Seller if Purchaser receives any requests for payoff information pertaining to the Mortgages, and Purchaser shall supply to Seller such information as is necessary for Seller to solicit for the sale of any financial product offered by Seller.


                                  ARTICLE VIII

                CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER

         The obligations of Purchaser under this Sale Agreement are subject, at Purchaser's option, to the satisfaction at or prior to the Transfer Date of each of the following conditions:

         8.1.     Delivery of Servicing Data and Records.

                  Seller shall provide Purchaser with servicing information consisting of a master loan tape, a history tape and a payee tape covering the Mortgages. An initial set of these tapes shall be received by Purchaser no later than June 30, 1998. A final set of tapes shall be sent to the following address:

                  City Mortgage Services
                  c/o City National Bank of West Virginia
                  25 Gatewater Road
                  Cross Lanes, West Virginia 25313
                  Attn:  A. Lawrence Crimmins, Jr.

by August 2, 1998. If receipt by Purchaser of a final set of these tapes is delayed beyond such specified dates, Seller will pay Purchaser $100 for each calendar day of such delay. The tapes shall be accompanied with a hard copy trial balance and related reports and shall include (i) the information set forth in Exhibit K and (ii) evidence that Internal Revenue Service Forms 1098 and 1099 have been prepared and transmitted annually to all appropriate parties during the period that Seller has owned the Servicing. Within five (5) days after the Transfer Date Seller shall deliver to Purchaser the related servicing files containing the documentation set forth in Exhibit L, provided that where the original documents are held by a trustee or a custodian, the servicing file shall include copies. Purchaser acknowledges that the delivery of Servicing data on Exhibits K and L are made to the best of Seller's actual possession of items listed on Exhibits K and L; Seller acknowledges that failure to provide the information or documents on Exhibits K and L may give rise to a claim under
Section 10.2 to the extent such failure results in a loss, cost or other damage to Purchaser. Purchaser shall have approved and accepted all documentation that may be reasonably required to effectuate the transfer of the Servicing.

         8.2.     Correctness of Representations and Warranties.

                  The representations and warranties made by Seller in this Sale Agreement are true and correct in all material respects and shall continue to be true and correct in all material respects on the Closing Date and the Transfer Date.

         8.3.     Compliance with Conditions.

                  All of the terms, covenants and conditions of this Sale Agreement required to be complied with and performed by Seller at or prior to the Transfer Date shall have been duly complied with and performed in all material respects.

         8.4.     Preferred Stock Purchase Agreement.

                  The transactions contemplated by the Preferred Stock Purchase Agreement, dated June 9, 1998, between Seller and Purchaser shall have been consummated before the Closing Date.

         8.5.     Review of Mortgage Files.

                  During the Interim Period, Purchaser shall be provided between the Closing Date and the Transfer Date during regular business hours reasonable access to the books, records and accounts of Seller with respect to the Mortgages, related Servicing Agreements, and any Related

Accounts and shall have determined that the books, records, and accounts of Seller with respect to the Servicing are acceptable and the information provided to Purchaser is complete and correct in all material respects. Purchaser shall use its reasonable best efforts not to disturb the conduct of Seller's business.

         8.6.     Servicing Agreements.

                  The related Servicing Agreements shall be in full force and effect. Purchaser acknowledges that Seller has disclosed certain servicer termination events as Seller has disclosed in the Offering Memorandum.

         8.7.     Documentation of Transfer.

                  Purchaser shall have approved and accepted all documentation used to effectuate the transfer of Servicing contemplated by this Sale Agreement, which approval and acceptance shall not be unreasonably withheld.


                                   ARTICLE IX

                  CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER

         The obligations of Seller under this Sale Agreement are subject, at the option of Seller, to the satisfaction at or prior to the Transfer Date of each of the following conditions:

         9.1.     Correctness of Representations and Warranties.

                  The representations and warranties made by Purchaser in this Sale Agreement are true and correct and shall continue to be true and correct on the Transfer Date.

         9.2.     Compliance with Conditions.

                  All of the terms, conditions and covenants of this Sale Agreement required to be complied with and performed by Purchaser at or prior to the Transfer Date shall have been duly complied with and performed.

         9.3.     Documentation of Transfer.

                  Purchaser shall have approved and accepted all documentation used to effectuate the transfer of Servicing contemplated by this Sale Agreement, which approval and acceptance shall not be unreasonably withheld.

         9.4.     Preferred Stock Purchase Agreement.

                  The transactions contemplated by the Preferred Stock Purchase Agreement, dated June 9, 1998, between Seller and Purchaser shall have been consummated before the Closing Date.

         9.5      Payment of Deposit by Purchaser.

                  Purchaser shall have paid to Seller the Deposit as set forth in Section 3.2(a).


                                    ARTICLE X

                                  MISCELLANEOUS

         10.1.    Costs and Expenses.

                  Certain costs and expenses incurred in connection with the transactions contemplated hereby shall be paid as follows:

         (a) Seller shall pay all reasonable costs associated with the transfer of the Servicing to Purchaser, including the costs of shipping files to Purchaser and to Purchaser's custodian, any recording or filing fees, Investor transfer fees, Seller custodian charges, and all other costs associated with the preparation, filing and due recording of Mortgage assignments including intervening assignments, and any other expenses incurred by Seller or its affiliates.

         (b) Except as provided in (a) above, Purchaser shall pay the expenses incurred by it or its affiliates in connection with the transactions contemplated hereby, whether or not the transactions hereby contemplated shall be consummated, including but not limited to expenses incurred in conducting its due diligence and the fees and expenses of its professional advisors.

         (c) Before, on and after the Transfer Date, Seller shall pay all custodial fees relating to the Mortgage documents (except for special expenses associated with Purchaser's servicing activities and fees charged for the retrieval of documents for Purchaser's use, if any).

         10.2.    Indemnification by Seller.

                  Seller shall indemnify and hold Purchaser harmless from and shall reimburse Purchaser for any losses, damages, deficiencies, claims, causes of action or expenses of any nature (including reasonable attorneys' fees) incurred by Purchaser before or after the Closing Date that:

         (a) Result from any material misrepresentation made by Seller in this Sale Agreement or in any schedule, written statement or certificate furnished to Purchaser by Seller pursuant to this Sale Agreement, or any material breach or violation of any representation or warranty made by Seller in this Sale Agreement; as to any representation or warranty qualified to Seller's knowledge, Seller shall be obligated to indemnify Purchaser as to any such matter regardless of whether Seller did or did not have knowledge of such matter;

         (b) Result from the material breach of any covenant or promise of Seller contained in this Sale Agreement or in any schedule, written statement or certificate furnished by Seller pursuant to this Sale Agreement;

         (c) Result from errors of improper servicing by Seller in servicing any of the Mortgages prior to the Transfer Date (including, without limiting this clause (c), any failure by Seller to determine and apply correctly an adjustable interest rate on any Mortgage) or litigation existing or pending on the Closing Date involving the Servicing of any of the Mortgages or litigation involving the servicing of any Mortgage arising out of matters occurring prior to the Transfer Date;

         (d) Arise out of the litigation currently pending against Seller as described on Exhibit H hereto or out of such servicer termination events as Seller has disclosed in the Offering Memorandum; or

         (e) Result from Seller's failure to comply with any Servicing Agreement or applicable rules, regulations or guidelines of a Master Servicer, Investor or Agency with respect to the Servicing, including the dispute between Seller and The First National Bank of Boston.

         10.3.    Indemnification by Purchaser.

                  Purchaser shall indemnify and hold Seller harmless from and shall reimburse Seller for any losses, damages, deficiencies, claims, causes of action or expenses of any nature (including reasonable attorneys' fees) incurred by Seller and arising on or after the Transfer Date that:

         (a) Result from any material misrepresentation made by Purchaser in this Sale Agreement or in any schedule, written statement or certificate furnished by Purchaser pursuant to this Sale Agreement;

         (b) Result from any material breach or violation of any representation or warranty made by Purchaser in this Sale Agreement, or the material breach of any covenant of Purchaser contained in this Sale Agreement or in any schedule, written statement or certificate furnished by Purchaser pursuant to this Sale Agreement;

         (c) Result from the Servicing of any Mortgage on or after the Transfer Date, provided, however, that Purchaser shall not be liable to Seller for any deficiencies in the performance of any pool of Mortgages unless such deficiency is caused primarily by Purchaser's (i) gross negligence, (ii) willful misconduct or (iii) breach of the applicable Servicing Agreement, Master Servicer, Investor or Agency requirements, or Federal, state or local statute or regulation; provided, however, that Purchaser shall have no indemnification obligation to Seller in connection with any servicer termination event that exists on or before the Transfer Date pursuant to any such requirement or regulation; or

         (d) Result from litigation arising out of matters occurring on or after the Transfer Date and involving the Servicing of any Mortgage.

         10.4.    Failure to Deliver Documents.

                  The Seller acknowledges the necessity that Purchaser have by the times specified herein possession of the records, documents and other information that Seller is required hereunder to deliver to Purchaser. Accordingly, without limiting any other remedy of Purchaser set out in this Sale Agreement, Seller and Purchaser agree that, subject to Seller's right to notice and opportunity to cure, if Purchaser incurs expense because of the failure of Seller to deliver by the times specified herein the records, documents and other information that Seller is required to deliver to Purchaser hereunder, Seller will reimburse Purchaser for such expense to the extent that it is reasonably incurred. Purchaser, after advising Seller in writing of such expenses and describing how the amount was determined, may offset such expenses against the Balance that it holds pursuant to Section 3.2(c) hereof.

         10.5.    Repurchase of Servicing.

                  If, at any time during the life of a Mortgage, Purchaser discovers that any of the representations and warranties contained in Articles IV and V hereof were not accurate in all material respects at the time they were made by Seller and such inaccuracy results from Seller's failure to follow applicable Servicing Agreements or any applicable Master Servicer, Investor or Agency rules, regulations and guidelines, giving rise to a right of indemnification under Section 10.2 hereunder, Purchaser shall give prompt written notice of such fact to Seller, and, subject to Seller's having an opportunity to cure any such defect or violation as is reasonable under the circumstances then existing and is permitted by the applicable Servicing Agreement, Master Servicer, Investor or Agency, Purchaser may elect to have Seller, in lieu of indemnifying Purchaser, repurchase from Purchaser the right to service those Mortgages that are affected by the inaccurate representation and warranty. If, at any time during the life of a Mortgage, Purchaser is required to repurchase (or is permitted to repurchase and elects to have Seller repurchase) such Mortgage from an Investor, subject to Seller's right to notice and opportunity to cure, Seller shall repurchase the Mortgage from Purchaser at the Investor repurchase price (as determined under any applicable Investor guidelines). When Seller is required to repurchase or reclaim Servicing of a Mortgage from Purchaser, such repurchase shall be accomplished within the time period permitted or required by the applicable Investor, and such repurchase shall be accomplished within fifteen (15) Business Days following Seller's receipt from Purchaser of written demand and support documentation from Purchaser pursuant hereto. Upon completion of such purchase or repurchase or reclaiming by Seller, Purchaser shall promptly forward to Seller all servicing records and all documents relating to such repurchased Servicing.

         10.6.    Supplementary Information.

                  From time to time on, before or after the Transfer Date, Seller shall furnish Purchaser such incidental information, which is reasonably available to Seller, supplementary to the information contained in the documents and schedules delivered pursuant hereto and shall file such reports as Purchaser may reasonably request to service in accordance with any applicable Servicing Agreement or Master Servicer, Investor or Agency requirements.

         10.7.    Financial Statements.

                  Purchaser will provide to Seller, as soon as available, and in any event within 90 days after the end of each fiscal year of City Holding Company, certified financial statements of City Holding Company, prepared by independent certified accountants in accordance with generally accepted accounting principles. Purchaser will provide to Seller, upon Seller's request, City Holding Company's unaudited quarterly financial statements.

         10.8.    Confidentiality.

                  Each party and its respective affiliates shall hold, and shall cause their respective directors, officers, employees and authorized representatives to hold, in strict confidence and not use or disclose to any other person without the prior written consent of the other party all information concerning customers or proprietary business procedures, servicing fees or prices, policies or plans of the other party or any of its affiliates received by them from the other party in connection with the transactions contemplated hereby. Neither party shall take any action that would permit the use of such information by a third party. Nothwithstanding this Section 10.8, Purchaser shall be permitted to use or disclose such information as may be necessary for Purchaser or its affiliates to solicit in connection with any Mortgage for the sale of mortgage-related products not involving the extension of credit secured by real estate.

         10.9.    Broker's Fees.

                  Seller shall be responsible for the fees, if any, of Friedman, Billings, Ramsey & Co., Inc., its advisor, in connection with the transactions contemplated by this Sale Agreement. Each party hereto represents and warrants to the other that it has made no other agreement to pay any agent, finder, broker or other representative any fee or commission in the nature of a finder's or originator's fee arising out of or in connection with the subject matter of this Sale Agreement. The parties hereto covenant with each other and agree to indemnify and hold each other harmless from and against any such other obligation or liability and any expense (including reasonable attorneys' fees) incurred in investigation or defending any claim based upon the other party's actions in connection with such other obligation or liability.

         10.10.   Survival of Representations and Warranties.

                  Each party hereto covenants and agrees that the representations and warranties in this Sale Agreement, and in any document delivered or to be delivered pursuant hereto, shall survive the Closing Date and the Transfer Date.

         10.11.   Form of Payment to be Made.

                  Except as to payments that are rightfully deducted from funds due to Purchaser pursuant to the terms of this Sale Agreement, Purchaser shall pay to Seller the amounts required by Article III by wire of immediately available Fed funds in accordance with Seller's instructions.

         10.12.   Assignment.

                  Prior to the Transfer Date, Purchaser may assign its rights under this Sale Agreement only upon (a) receipt of approval by Seller, which Seller will not unreasonably withhold, and (b) reimbursement of Seller for all costs reasonably incurred by Seller as a result of Purchaser's assignment.

         10.13.   Notices.

                  All notices, requests, demands and other communications that are required or permitted to be given under this Sale Agreement shall be in writing and shall be deemed to have been duly given upon the delivery, express mail delivery or mailing thereof by registered or certified mail, return receipt requested, postage prepaid:

         (a)      If to Seller, to:

                  Mego Mortgage Corporation
                  1000 Parkwood Circle, Suite 500
                  Atlanta, Georgia 30339
                  Attn: Jeffery S. Moore
                  with a copy to:  Robert H. Chastain, Esquire

         (b)      If to Purchaser, to:

                  City Mortgage Services
                  c/o City National Bank of West Virginia
                  25 Gatewater Road
                  Cross Lanes, West Virginia 25313
                  Attn:  A. Lawrence Crimmins, Jr.

                  with a copy to:

                  Hunton & Williams
                  951 E. Byrd Street
                  Richmond, Virginia 23219
                  Attn:  Randall S. Parks

or to such other address as Purchaser or Seller shall have specified in writing to the others in the manner specified above.

         10.14.   Waivers.

                  Either Purchaser or Seller may, by written notice to the other:

         (a) Extend the time for the performance of any of the obligations or other transactions of the other; and

         (b) Waive compliance with any of the terms, conditions or covenants required to be complied with by the other hereunder.

         The waiver by any party hereto of a breach of any provision of this Sale Agreement shall not operate or be construed as a waiver of any other subsequent breach or provision.

         10.15.   Entire Agreement; Amendment.

                  This Sale Agreement constitutes the entire agreement between the parties with respect to the sale and purchase of the Servicing and supersedes all prior agreements with respect thereto. This Sale Agreement may be amended and any provision hereof waived, but only in writing signed by the party against whom such amendment or waiver is sought to be enforced.

         10.16.   Binding Effect.

                  This Sale Agreement shall inure to the benefit of and be binding upon the parties hereto and their successors and assigns. The parties agree that, except as otherwise set forth herein, each may assign this Sale Agreement to a third party so long as (i) such assignment cannot reasonably be deemed to have an adverse effect on the other party, and (ii) written consent is obtained from the other party prior to the assignment of the Sale Agreement. Nothing in this Sale Agreement, express or implied, is intended to confer on any person other than the parties hereto and their successors and assigns, any rights, obligations, remedies or liabilities.

         10.17.   Headings.

                  Headings on the Articles and Sections in this Sale Agreement are for reference purposes only and shall not be deemed to have any substantive effect.

         10.18.   Applicable Laws.

                  This Sale Agreement shall be construed in accordance with the laws of the State of West Virginia without reference to its principles of conflict of laws.

         10.19.   Incorporation of Exhibits.

                  Exhibits A through L attached hereto shall be incorporated herein and shall be understood to be a part hereof as though included in the body of this Sale Agreement.

         10.20.   Counterparts.

                  This Sale Agreement may be executed in counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement.

         10.21.   Further Assurances.

                  Purchaser and Seller agree that each will, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such supplements hereto and such further instruments or documents as may reasonably be required or appropriate to further express the intention, or to facilitate the performance, of this Sale Agreement and consummation of the transactions contemplated hereby.

         IN WITNESS WHEREOF, each of the undersigned parties to this Sale Agreement has caused this Sale Agreement to be duly executed in its corporate name by one of its duly authorized officers, all as of the date first above written.



SELLER:                                 MEGO MORTGAGE CORPORATION


ATTEST:                                 By:/s/ Jeff S. Moore
                                           ------------------------------------

                                        Name:  Jeff S. Moore
                                             ----------------------------------
/s/Robert H. Chastain
----------------------------------      Title: President
                                              ---------------------------------



PURCHASER:                              THE CITY NATIONAL BANK OF
                                        WEST VIRGINIA


ATTEST:                                 By:/s/ Robert A. Henson
                                           ------------------------------------

                                        Name:  Robert A. Henson
                                             ----------------------------------
/s/M.B. Carr
----------------------------------      Title: CFO
                                              ---------------------------------